EXHIBIT NO. 11

 Statement Regarding the Computation of Per Share Earnings

                                                                            March 31,
                                                                2000                          1999
                                                              ----------------------------------------
Basic earnings per common share                                 $0.30                        $0.28

Basic earnings per common share before
  merger-related expenses                                       $0.30                        $0.28

Basic weighted average number of shares
  outstanding                                              11,924,474                   11,602,624

Diluted earnings per common share                               $0.30                        $0.27

Diluted earnings per common share before
  merger-related expenses                                       $0.29                        $0.28

Diluted weighted average number of shares
  outstanding                                              11,953,197                   11,938,654